UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2015 (February 3, 2015)
Date of Report (Date of earliest event reported) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)
(215) 238-3000
(Registrant's Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report.)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Aramark (the "Company")held its 2015 Annual Meeting of Stockholders on February 3, 2015, in Philadelphia, Pennsylvania. A quorum was present at the meeting. Set forth below are the final voting results with respect to each matter voted upon by the Stockholders:

1.	Election of the following 10 directors to the Company’s Board of Directors to serve until the Company’s 2016 Annual Meeting and until their respective successors have been duly elected and qualified:

Nominees for Director	For	Withheld	Broker Non-Votes
Eric J. Foss	207,154,142	2,037,883	5,192,235
Todd M. Abbrecht	207,456,584	1,735,441	5,192,235
Lawrence T. Babbio, Jr.	205,015,907	4,176,118	5,192,235
David A. Barr	178,446,146	30,745,879	5,192,235
Pierre-Olivier Beckers-Vieujant	208,350,609	841,416	5,192,235
Leonard S. Coleman, Jr.	204,789,689	4,402,336	5,192,235
Irene M. Esteves	208,354,309	837,716	5,192,235
Daniel J. Heinrich	207,999,895	1,192,130	5,192,235
Sanjeev Mehra	165,635,888	43,556,137	5,192,235
Stephen Sadove	205,186,712	4,005,313	5,192,235

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2015:

For	Against	Abstentions	Broker Non-Votes
213,585,738	83,265	715,257	—

3.	Adoption of a non-binding advisory vote on executive compensation (“say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
143,382,844	64,932,391	876,790	5,192,235

4.	Adoption of a non-binding advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions
207,578,021	504,851	350,553	758,600
As described above, a majority of the votes cast voted, in an advisory, non-binding vote, in favor of having a stockholder vote to approve the compensation of the Company’s named executive officers every year. In light of such vote, and consistent with the Company’s recommendation, the Company’s Board of Directors determined that it currently intends to include an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	February 9, 2015	By:	/s/ JOSEPH MUNNELLY
		Name:	Joseph Munnelly
		Title:	Senior Vice President, Controller and
Chief Accounting Officer